UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2011

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On October 27, 2011, Diamond Foods, Inc. (“Company”) held a special meeting of its stockholders (“Meeting”) in order to consider and vote upon: (1) a proposal to approve the issuance of the Company’s common stock in connection with a merger of the Pringles business of The Procter and Gamble Company with a wholly-owned subsidiary of the Company (“Merger”); (2) subject to the approval of the first proposal, a proposal to approve the adoption of the certificate of amendment to the Company’s certificate of incorporation to increase the authorized number of shares of the Company’s common stock; (3) a proposal to approve adjournments or postponements of the Meeting, if necessary, to permit further solicitation of proxies if there were not sufficient votes at the time of the Meeting to approve the issuance of the Company’s common stock in connection with the Merger; and (4) subject to the approval of the first proposal, the adoption of the 2011 International Stock Purchase Plan.

At the Meeting, the following proposals were approved and adopted based on the following votes:

1. A proposal to approve the issuance of the Company’s common stock in connection with the Merger.

Shares for	Shares Against	Shares Abstaining	Broker Non-Votes
16,999,820	139,412	20,391	0

2. Subject to the approval of the first proposal, a proposal to approve the adoption of the certificate of amendment to the Company’s certificate of incorporation to increase the authorized number of shares of the Company’s common stock.

Shares for	Shares Against	Shares Abstaining	Broker Non-Votes
14,559,963	2,584,392	15,268	0

3. Subject to the approval of the first proposal, a proposal to approve the adoption of the 2011 International Stock Purchase Plan.

Shares for	Shares Against	Shares Abstaining	Broker Non-Votes
16,785,493	350,820	23,310	0

Since the proposal to approve the issuance of the Company’s common stock in connection with the Merger was approved and adopted, it was not necessary to consider the proposal to adjourn or postpone the Meeting to permit further solicitation of proxies.

Item 8.01. Other Events.

The information set forth under Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: October 27, 2011	By:	/s/ Stephen E. Kim
Name: Stephen E. Kim
Title: Senior Vice President, General Counsel and Human Resources